Exhibit 99.1 – News Release

Ritchie Bros. reports fourth quarter 2022 results

Achieves full year record GTV of $6.0 billion

VANCOUVER, February 21, 2023 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the fourth quarter, for the three months ended December 31, 2022.

(All figures are presented in U.S. dollars)

“Ritchie Bros. delivered outstanding bottom line performance in 2022 with record $6.0 billion in GTV,” said Ann Fandozzi, CEO of Ritchie Bros. “These results reflect the high bar we set for execution for our team and a strong focus on delivering value for our customers. We are excited by the anticipated closing of the IAA acquisition and its expected impact to Ritchie Bros. for years to come.”

In addition, Eric Jacobs, CFO of Ritchie Bros. added, “we are pleased with our continued strong financial performance in the fourth quarter. Despite a challenging supply, mix, and pricing environment, the Ritchie Bros. team is executing well, and we are confident in our ability to maintain the momentum.”

Fourth Quarter Financial and Business Metric Highlights1:

●	Gross transaction value (“GTV”)[1] increased 6% year-over-year to $1.5 billion or 9% year-over-year when excluding the impact of foreign exchange
●	Total revenue increased 24% year-over-year to $443.9 million
●	Service revenue increased 11% year-over-year to $272.5 million
●	Inventory sales revenue increased 50% year-over-year to $171.3 million
●	Net income increased 48% year-over-year to $45.3 million
●	Diluted earnings per share increased 48% year-over-year to $0.40 per share
●	Diluted adjusted earnings per share[1] increased 36% year-over year to $0.68 per share
●	Adjusted EBITDA[1] increased 24% year-over-year to $121.5 million

Full Year Financial and Business Metric Highlights1:

●	GTV increased 9% year-over-year to $6.0 billion or 12% year-over-year when excluding the impact of foreign exchange
●	Total revenue increased 22% year-over-year to $1.7 billion
●	Service revenue increased 14% year-over-year to $1.1 billion
●	Inventory sales revenue increased 37% year-over-year to $683.2 million
●	Net income increased 110% year-over-year to $319.8 million
●	Diluted earnings per share increased 110% year-over-year to $2.86 per share
●	Diluted adjusted earnings per share increased 24% year-over year to $2.41 per share
●	Adjusted EBITDA increased 21% year-over-year to $465.2 million

1 For information regarding Ritchie Bros. use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release

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Financial and Operational Highlights

	Three months ended December 31,				Year ended December 31,
			% Change				% Change
(in U.S. dollars $000's, except EPS and percentages)	2022	2021	2022 over 2021		2022	2021	2022 over 2021
GTV	$1,544,267	$1,461,492	6%		$6,025,889	$5,533,931	9%
Service revenue	272,523	244,788	11%		1,050,583	917,759	14%
Service revenue as a % of total GTV	17.6%	16.7%	90	bps	17.4%	16.6%	80	bps

Inventory sales revenue	171,338	114,585	50%		683,225	499,212	37%
Inventory return	17,771	11,426	56%		74,651	51,291	46%
Inventory rate	10.4%	10.0%	40	bps	10.9%	10.3%	60	bps

Net income attributable to stockholders	45,290	30,595	48%		319,657	151,868	110%
Adjusted EBITDA	121,522	98,202	24%		465,215	385,324	21%
Diluted earnings per share attributable to stockholders	$0.40	$0.27	48%		$2.86	$1.36	110%
Diluted adjusted earnings per share attributable to stockholders	$0.68	$0.50	36%		$2.41	$1.94	24%

GTV by Geography

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. dollars $000's, except percentages)	2022	2021	2022 over 2021	2022	2021	2022 over 2021

United States	$853,420	$809,504	5%	$3,432,366	$3,230,708	6%
Canada	456,043	413,669	10%	1,707,072	1,441,929	18%
International	234,804	238,319	(1)%	886,451	861,294	3%
Total GTV	$1,544,267	$1,461,492	6%	$6,025,889	$5,533,931	9%

For the Fourth Quarter:

●	GTV increased 6% year-over-year to $1.5 billion driven by a rebound in lot volumes offset by weaker mix adjusted prices, unfavourable impact of foreign exchange and unfavorable asset mix. GTV increased 9% when excluding the impact of foreign exchange.

●	Service revenue increased 11% year-over-year, driven by solid contribution from both Auctions & Marketplace (“A&M”) and positive growth from our Other Services. Service revenue as a percent of GTV increased 90 bps year-over-year to 17.6%.

●	Inventory return increased 56% year-over-year to $17.8 million due to higher volume of inventory deals, driven primarily by the rental sector within our strategic accounts in the United States. Solid execution from the at-risk team drove a robust 10.4% inventory rate.

●	Net income increased 48% year-over-year to $45.3 million as a result of strong growth in operating income, higher interest income from a rise in interest rates and a lower effective tax rate.

●	Adjusted EBITDA increased 24% driven by high flow through revenue growth of 24%.

●	Total number of organizations activated on the Business Inventory Management System increased by 465% year-over-year compared to 2021.

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For the Full Year:

●	GTV increased 9% year-over-year to $6.0 billion driven by continued strong demand, strong asset pricing and higher lot counts, partially offset by an unfavourable impact of foreign exchange and an unfavorable asset mix. GTV increased 12% when excluding the impact of foreign exchange.

●	Service revenue increased 14% year-over-year driven by higher buyer fees implemented in early 2022 and revenue growth from our Other Services. Service revenue as a percent of GTV increased 80 bps year-over-year to 17.4%.

●	Inventory return increased 46% year-over-year to $74.7 million due to higher volume of inventory deals sourced, including from our strategic accounts in the United States primarily in the finance and rental sectors. In addition, Canada saw an increased volume of inventory sold mainly in the commercial transportation and construction sectors. Solid execution from the at-risk team drove a robust 10.9% inventory rate.

●	Net income increased 110% year-over-year to $319.8 million primarily due to the gain of $169.1 million on property, plant and equipment from the sale of the Bolton property. The increase was also due to higher operating income and a lower effective tax rate, partially offset by $9.7 million primarily relating to higher interest expense from our 2021 Notes and a loss on redemption.

●	Adjusted EBITDA increased 21% driven by strong flow through on revenue growth of 22%, despite inflationary pressures on costs and higher costs relating to investments made for our growth initiatives.

●	Cash provided by operating activities was $463.1 million for 2022

●	Debt / net income was 1.9x for the twelve months ended December 31, 2022.

●	Adjusted net debt1 / adjusted EBITDA[1] was 0.3x at and for the twelve months ended December 31, 2022.

Result by Segments

	Three months ended December 31, 2022			Year ended December 31, 2022
(in U.S. dollars $000's, except percentages)	A&M	Other	Consolidated	A&M	Other	Consolidated
Commissions	$124,898	$—	$124,898	$485,916	$—	$485,916
Fees	97,174	50,451	147,625	366,079	198,588	564,667
Total service revenue	222,072	50,451	272,523	851,995	198,588	1,050,583
Inventory sales revenue	171,338	—	171,338	683,225	—	683,225
Total revenue	393,410	50,451	443,861	1,535,220	198,588	1,733,808
Ancillary and logistical service expenses	—	14,009	14,009	—	52,628	52,628
Other costs of services	25,742	2,801	28,543	104,902	10,597	115,499
Cost of inventory sold	153,567	—	153,567	608,574	—	608,574
Selling, general and administrative	115,568	20,289	135,857	466,251	73,682	539,933
Segment profit	$98,533	$13,352	$111,885	$355,493	$61,681	$417,174
Total GTV	$1,544,267	N/A	N/A	$6,025,889	N/A	N/A
A&M service revenue as a % of total GTV- Rate	14.4%	N/A	N/A	14.1%	N/A	N/A

	Three months ended December 31, 2021			Year ended December 31, 2021
(in U.S. dollars $000's, except percentages)	A&M	Other	Consolidated	A&M	Other	Consolidated
Commissions	$126,135	$—	$126,135	$469,718	$—	$469,718
Fees	73,370	45,283	118,653	293,408	154,633	448,041
Total service revenue	199,505	45,283	244,788	763,126	154,633	917,759
Inventory sales revenue	114,585	—	114,585	499,212	—	499,212
Total revenue	314,090	45,283	359,373	1,262,338	154,633	1,416,971
Ancillary and logistical service expenses	—	13,780	13,780	—	52,301	52,301
Other costs of services	25,216	1,988	27,204	97,423	5,534	102,957
Cost of inventory sold	103,159	—	103,159	447,921	—	447,921
Selling, general and administrative	110,161	15,735	125,896	406,360	49,843	456,203
Segment profit	$75,554	$13,780	$89,334	$310,634	$46,955	$357,589
Total GTV	$1,461,492	N/A	N/A	$5,533,931	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.7%	N/A	N/A	13.8%	N/A	N/A

____________________________

1 For information regarding Ritchie Bros. use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release

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Auctions & Marketplace Segment Results:

For the Fourth Quarter:

●	A&M service revenue increased 11% year-over-year to $222.1 million with A&M take rate increasing 70 basis points to 14.4% driven by higher buyer fees implemented in early 2022.

●	Inventory sales revenue increased 50% year-over-year to $171.3 million primarily due to a higher mix of GTV contracted via inventory deals. This increase in mix was mainly driven by our strategic accounts in the United States.

For the Full Year:

●	A&M service revenue increased 12% year-over-year to $852.0 million with A&M take rate increasing 40 basis points to 14.1% driven by higher buyer fees implemented in early 2022.

●	Inventory sales revenue increased 37% year-over-year to $683.2 million primarily due to a higher mix of GTV contracted via inventory deals primarily sourced from our United States strategic accounts teams.

Other Services Segment Results:

For the Fourth Quarter:

●	Other Services total revenue increased 11% year-over-year to $50.5 million primarily due to the inclusion of SmartEquip, stronger performance and execution in RBFS, and growth in Rouse.

●	Other Services selling, general and administrative expenses increased 29% year-over-year to $20.3 million due to higher labor costs from investments made for our growth initiatives in RBFS and Rouse, and the inclusion of SmartEquip.

For the Full Year:

~~●~~	Other Services total revenue increased 28% year-over-year to $198.6 million primarily due to stronger performance and execution in RBFS, the addition of SmartEquip and strong growth in Rouse.

●	Other costs of services increased 91% year-over-year to $10.6 million mainly due to the acquisition of SmartEquip.
●	Other Services selling, general and administrative expenses increased 48% year-over-year to $73.7 million due to the inclusion of SmartEquip, higher costs in RBFS with strong results, as well as investments made for our growth initiatives in Rouse.

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Dividend Information

Quarterly Dividend

On January 13, 2023, the Company declared a quarterly cash dividend of $0.27 per common share, payable on March 3, 2023 to stockholders of record on February 10, 2023.

Fourth Quarter and Full Year 2022 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter and year ended December 31, 2022 at 2pm Pacific time / 5pm Eastern time / 10pm GMT on February 21, 2023. The replay of the webcast will be available through March 21, 2023.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, commercial transportation, agriculture, energy, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offering live auction events with online bidding; IronPlanet, an online marketplace with weekly featured auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Ritchie List, a self-serve listing service for North America; Mascus, a leading European online equipment listing service; Ritchie Bros. Private Treaty, offering privately negotiated sales; and sector-specific solutions GovPlanet, TruckPlanet, and Ritchie Bros. Energy. The Company’s suite of solutions also includes Ritchie Bros. Asset Solutions and Rouse Services LLC, which together provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip, an innovative technology platform that supports customers’ management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results and growth and value prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend”, or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should”, or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers, and general economic conditions, including inflation, rising interest rates and foreign exchange rate fluctuation; the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the risk that a condition to closing of the Company’s pending acquisition of IAA may not be satisfied (or waived), that either party may terminate the merger agreement or that the closing of the proposed IAA transaction might be delayed or not occur at all; the Company’s ability to successfully integrate acquired companies including IAA, and to receive the anticipated benefits of such acquisitions; the significant costs associated with the pending IAA transaction; potential business disruption following the public announcement or consummation of the proposed IAA transaction; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent quarterly reports on Form 10-Q, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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Key Operating Metrics

We regularly review a number of metrics, including the following key operating metrics, to evaluate our business, measure our performance, identify trends affecting our business, and make operating decisions. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our operational strategies.

We define our key operating metrics as follows:

Gross transaction value: Represents total proceeds from all items sold at the Company’s auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

Inventory return: Inventory sales revenue less cost of inventory sold.

Inventory rate: Inventory return divided by inventory sales revenue.

Inventory management system activations: Number of organizations activated on IMS. An organization is considered activated on IMS when a customer has signed an annual multi-channel contract and has an IMS instance setup to allow for equipment to be directed to one of our transaction solutions digitally.

Bids per lots sold: Each bid is completed electronically through our real-time online bidding system. A lot is defined as a single asset to be sold, or a group of assets bundled for sale as one unit. This metric calculates the total number of bids received for a lot divided by the total number of lots sold. This metric excludes GovPlanet transactions.

Total lots sold: A single asset to be sold, or a group of assets bundled for sale as one unit. Low value assets are sometimes bundled into a single lot, collectively referred to as “small value lots”. This metric excludes GovPlanet transactions.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Fourth Quarter

(in U.S. dollars $000’s, except share, per share amounts and percentages)

(Unaudited)

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
	2022	2021	2022 over 2021	2022	2021	2022 over 2021
GTV	$1,544,267	$1,461,492	6%	$6,025,889	$5,533,931	9%
Revenue:
Service revenue	$272,523	$244,788	11%	$1,050,583	$917,759	14%
Inventory sales revenue	171,338	114,585	50%	683,225	499,212	37%
Total revenue	443,861	359,373	24%	1,733,808	1,416,971	22%
Operating expenses:
Costs of services	42,553	40,984	4%	168,127	155,258	8%
Cost of inventory sold	153,567	103,159	49%	608,574	447,921	36%
Selling, general and administrative	135,856	125,896	8%	539,933	456,203	18%
Acquisition-related costs	22,194	13,971	59%	37,261	30,197	23%
Depreciation and amortization	24,342	22,977	6%	97,155	87,889	11%
Foreign exchange (gain) loss	(202)	4	(5,150)%	(954)	792	(220)%
Total operating expenses	378,310	306,991	23%	1,450,096	1,178,260	23%
Gain on disposition of property, plant and equipment	333	125	166%	170,833	1,436	11,796%
Operating income	65,884	52,507	25%	454,545	240,147	89%
Interest expense	(9,532)	(10,373)	(8)%	(57,880)	(36,993)	56%
Interest income	3,730	393	849%	6,971	1,402	397%
Change in fair value of derivatives, net	—	(1,248)	(100)%	1,263	(1,248)	(201)%
Other income, net	(1,094)	134	(916)%	1,089	1,924	(43)%
Income before income taxes	58,988	41,413	42%	405,988	205,232	98%
Income tax expense	13,666	10,837	26%	86,230	53,378	62%
Net income	$45,322	$30,576	48%	$319,758	$151,854	111%
Net income attributable to:
Stockholders	$45,290	$30,595	48%	$319,657	$151,868	110%
Non-controlling interests	32	(19)	(268)%	101	(14)	(821)%
Net income	$45,322	$30,576	48%	$319,758	$151,854	111%
Earnings per share attributable to stockholders:
Basic	$0.41	$0.28	46%	$2.89	$1.38	109%
Diluted	$0.40	$0.27	48%	$2.86	$1.36	110%
Weighted average number of share outstanding:
Basic	110,874,044	110,558,905	0%	110,781,282	110,315,782	0%
Diluted	111,968,794	111,620,283	0%	111,886,025	111,406,830	0%

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Condensed Consolidated Balance Sheets

(in U.S. dollars $000’s, except share data)

(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$494,324	$326,113
Restricted cash	131,622	102,875
Trade and other receivables	186,448	150,895
Less: allowance for credit losses	(3,268)	(4,396)
Inventory	103,050	102,494
Other current assets	48,341	64,346
Income taxes receivable	2,600	19,895
Total current assets	963,117	762,222

Restricted cash	—	933,464
Property, plant and equipment	459,137	449,087
Other non-current assets	163,375	142,504
Intangible assets	322,652	350,516
Goodwill	948,816	947,715
Deferred tax assets	6,630	7,406
Total assets	$2,863,727	$3,592,914

Liabilities and Equity
Auction proceeds payable	$425,716	$292,789
Trade and other liabilities	294,763	280,308
Income taxes payable	41,307	5,677
Short-term debt	29,118	6,147
Current portion of long-term debt	4,386	3,498
Total current liabilities	795,290	588,419

Long-term debt	577,111	1,733,940
Other non-current liabilities	147,290	147,260
Deferred tax liabilities	53,961	52,232
Total liabilities	1,573,652	2,521,851

Commitments and Contingencies
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and
outstanding shares: 110,881,363 (December 31, 2021: 110,618,049)	246,283	227,504
Additional paid-in capital	85,261	59,535
Retained earnings	1,043,169	839,609
Accumulated other comprehensive loss	(85,104)	(55,973)
Stockholders' equity	1,289,609	1,070,675
Non-controlling interest	466	388
Total stockholders' equity	1,290,075	1,071,063
Total liabilities and equity	$2,863,727	$3,592,914

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Condensed Consolidated Statements of Cash Flows

(in U.S. dollars $000’s)

(Unaudited)

	Year ended December 31,
	2022	2021
Cash provided by (used in):
Operating activities:
Net income	$319,758	$151,854
Adjustments for items not affecting cash:
Depreciation and amortization	97,155	87,889
Share-based payments expense	41,664	31,335
Deferred income tax expense	(253)	3,859
Unrealized foreign exchange (gain) loss	(6,468)	(107)
Gain on disposition of property, plant and equipment	(170,833)	(1,436)
Loss on redemption of the 2021 Notes	4,792	—
Amortization of debt issuance costs	3,872	2,926
Amortization of right-of-use assets	19,373	12,832
Change in fair value of derivatives	(1,263)	1,248
Other, net	4,076	2,752
Net changes in operating assets and liabilities	151,182	24,434
Net cash provided by operating activities	463,055	317,586
Investing activities:
Acquisitions, net of cash acquired	(63)	(170,976)
Property, plant and equipment additions	(31,972)	(9,816)
Proceeds on disposition of property, plant and equipment	165,542	1,911
Intangible asset additions	(39,965)	(33,671)
Issuance of loans receivable	(22,037)	(2,622)
Repayment of loans receivable	5,487	1,108
Other, net	340	—
Net cash provided by (used in) investing activities	77,332	(214,066)
Financing activities:
Dividends paid to stockholders	(115,219)	(103,797)
Acquisition of remaining interest in NCI	—	(5,556)
Dividends paid to NCI	—	(104)
Proceeds from exercise of options and share option plans	5,872	16,250
Payment of withholding taxes on issuance of shares	(3,955)	(9,283)
Net increase (decrease) in short-term debt	776	(21,608)
Proceeds from long-term debt	—	1,106,957
Repayment of long-term debt	(1,131,000)	(5,328)
Debt issue costs	(4,257)	(5,655)
Repayment of finance lease obligations	(10,339)	(10,968)
Net cash used in financing activities	(1,258,122)	960,908
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(18,771)	(8,871)
(Decrease) Increase	(736,506)	1,055,557
Beginning of period	1,362,452	306,895
Cash, cash equivalents, and restricted cash, end of period	$625,946	$1,362,452

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Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with US GAAP.

Adjusted Operating Income Reconciliation

The Company believes that adjusted operating income provides useful information about the growth or decline of its operating income for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of its normal operating results. Adjusted operating income enhances the Company’s ability to evaluate and understand ongoing operations, underlying business profitability, and facilitate the allocation of resources.

Adjusting operating income eliminates the financial impact of adjusting items from operating income, which are significant recurring and non-recurring items that the Company does not consider to be part of its normal operating results, such as share-based payments expense, acquisition-related costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as “adjusting items”.

In 2021, the Company updated the calculation of adjusted operating income to add-back share-based payments expense, all acquisition-related costs (including any share-based continuing employment costs recognized in acquisition-related costs), amortization of acquired intangible assets, and gain or loss on disposition of property, plant and equipment. The Company has also adjusted for certain non-recurring advisory, legal and restructuring costs. These adjustments in 2021 have been applied retrospectively to all periods presented, as applicable.

The following table reconciles adjusted operating income to operating income, which is the most directly comparable GAAP measure in the consolidated financial statements.

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. dollars $000's, except percentages)	2022	2021	2022 over 2021	2022	2021	2022 over 2021
Operating income	$65,884	$52,507	25%	$454,545	$240,147	89%
Share-based payments expense	9,128	6,160	48%	36,961	23,106	60%
Acquisition-related costs	22,194	13,971	59%	37,261	30,197	23%
Amortization of acquired intangible assets	8,202	7,895	4%	33,387	27,960	19%
Loss (gain) on disposition of property, plant and equipment and related costs	880	(125)	(804)%	(166,857)	(1,436)	11,520%
Non-recurring advisory, legal and restructuring costs	188	2,577	(93)%	5,061	3,497	45%
Adjusted operating income	$106,476	$82,985	28%	$400,358	$323,471	24%

(1)	Please refer to pages 14-15 for a summary of adjusting items during the three months ended December 31, 2022 and December 31, 2021.
(2)	Adjusted operating income represents operating income excluding the effects of adjusting items.

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Adjusted Net Income Attributable to Stockholders and Diluted Adjusted EPS Attributable to Stockholders Reconciliation
The Company believes that adjusted net income attributable to stockholders provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted adjusted EPS attributable to stockholders eliminates the financial impact of adjusting items from net income attributable to stockholders that the Company does not consider to be part of the normal operating results, such as share-based payments expense, acquisition-related costs, amortization of acquired intangible assets, management reorganization costs, and certain other items, which the Company refers to as “adjusting items”.

In 2021, the Company updated the calculation of diluted adjusted EPS attributable to stockholders to add-back certain adjustments that have been applied retrospectively to all periods presented, as applicable (refer to adjusted operating income reconciliation above).

The following table reconciles adjusted net income attributable to stockholders and diluted adjusted EPS attributable to stockholders to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated financial statements.

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. dollars $000's, except share and per share data, and percentages)	2022	2021	2022 over 2021	2022	2021	2022 over 2021
Net income attributable to stockholders	$45,290	$30,595	48%	$319,657	$151,868	110%
Share-based payments expense	9,128	6,160	48%	36,961	23,106	60%
Acquisition-related costs	22,194	13,971	59%	37,261	30,197	23%
Amortization of acquired intangible assets	8,202	7,895	4%	33,387	27,960	19%
Loss (gain) on disposition of property, plant and equipment and related costs	880	(125)	(804)%	(166,857)	(1,436)	11,520%
Loss on redemption of the 2021 Notes and certain related interest expense	—	—	—%	9,664	—	100%
Change in fair value of derivatives	—	1,248	(100)%	(1,263)	1,248	(201)%
Non-recurring advisory, legal and restructuring costs	188	2,577	(93)%	5,061	3,497	45%
Related tax effects of the above	(9,851)	(6,536)	51%	(3,952)	(20,334)	(81)%
Adjusted net income attributable to stockholders	$76,031	$55,785	36%	$269,919	$216,106	25%
Weighted average number of dilutive shares outstanding	111,968,794	111,620,283	0%	111,886,025	111,406,830	0%

Diluted earnings per share attributable to stockholders	$0.40	$0.27	48%	$2.86	$1.36	110%
Diluted adjusted earnings per share attributable to Stockholders	$0.68	$0.50	36%	$2.41	$1.94	24%

(1) Please refer to pages 14-15 for a summary of adjusting items for the three months ended December 31, 2022 and December 31, 2021.

(2) Adjusted net income attributable to stockholders represents net income attributable to stockholders, excluding the effects of adjusting items.

(3) Diluted adjusted EPS attributable to stockholders is calculated by dividing adjusted net income attributable to stockholders, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

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Adjusted EBITDA

The Company believes adjusted EBITDA provides useful information about the growth or decline of its net income when compared between different financial periods. The Company uses adjusted EBITDA as a key performance measure because the Company believes it facilitates operating performance comparisons from period to period and provides management with the ability to monitor its controllable incremental revenues and costs.

In 2021, the Company updated the calculation of adjusted EBITDA to add-back certain adjustments that have been applied retrospectively to all periods presented, as applicable (refer to adjusted operating income reconciliation above).

The following table reconciles adjusted EBITDA to net income, which is the most directly comparable GAAP measure in, or calculated from, the consolidated financial statements:

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. dollars $000's, except percentages)	2022	2021	2022 over 2021	2022	2021	2022 over 2021
Net income	$45,322	$30,576	48%	$319,758	$151,854	111%
Add: depreciation and amortization	24,342	22,977	6%	97,155	87,889	11%
Add: interest expense	9,532	10,373	(8)%	57,880	36,993	56%
Less: interest income	(3,730)	(392)	852%	(6,971)	(1,402)	397%
Add: income tax expense	13,666	10,837	26%	86,230	53,378	62%
EBITDA	89,132	74,371	20%	554,052	328,712	69%
Share-based payments expense	9,128	6,160	48%	36,961	23,106	60%
Acquisition-related costs	22,194	13,971	59%	37,261	30,197	23%
Loss (gain) on disposition of property, plant and equipment and related costs	880	(125)	(804)%	(166,857)	(1,436)	11,520%
Change in fair value of derivatives	—	1,248	(100)%	(1,263)	1,248	(201)%
Non-recurring advisory, legal and restructuring costs	188	2,577	(93)%	5,061	3,497	45%
Adjusted EBITDA	$121,522	$98,202	24%	$465,215	$385,324	21%

(1)	Please refer to pages 14-15 for a summary of adjusting items during the three months ended December 31, 2022 and December 31, 2021.
(2)	Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related costs, loss (gain) on disposition of property, plant and equipment, change in fair value of derivatives, non-recurring advisory, legal and restructuring costs which includes terminated and ongoing transaction costs, and excluding the effects of any non-recurring or unusual adjusting items.

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Adjusted Net Debt and Adjusted Net Debt/Adjusted EBITDA Reconciliation

The Company believes that comparing adjusted net debt/adjusted EBITDA on a trailing 12-month basis for different financial periods provides useful information about the performance of its operations as an indicator of the amount of time it would take to settle both the Company’s short and long-term debt. The Company does not consider this to be a measure of its liquidity, which is its ability to settle only short-term obligations, but rather a measure of how well it funds liquidity. Measures of liquidity are noted under “Liquidity and Capital Resources”.

The following table reconciles adjusted net debt to debt, adjusted EBITDA to net income, and adjusted net debt/ adjusted EBITDA to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, its consolidated financial statements.

	Year ended December 31,
					% Change
(in U.S. dollars $millions, except percentages)	2022		2021		2022 over 2021
Short-term debt	$29.1		$6.1		377%
Long-term debt	581.5		1,737.4		(67)%
Debt	610.6		1,743.5		(65)%
Less: long-term debt in escrow	—		(933.5)		(100)%
Less: cash and cash equivalents	(494.3)		(326.1)		52%
Adjusted net debt	116.3		483.9		(76)%
Net income	$319.8		$151.9		111%
Add: depreciation and amortization	97.1		87.9		10%
Add: interest expense	57.9		37.0		56%
Less: interest income	(7.0)		(1.4)		400%
Add: income tax expense	86.2		53.4		61%
EBITDA	554.0		328.8		68%
Share-based payments expense	37.0		23.1		60%
Acquisition-related costs	37.3		30.2		24%
Loss (gain) on disposition of property, plant and equipment and related costs	(166.9)		(1.4)		11821%
Change in fair value of derivatives	(1.3)		1.2		(208)%
Non-recurring advisory, legal and restructuring costs	5.1		3.5		46%
Adjusted EBITDA	$465.2		$385.4		21%
Debt/net income	1.9	x	11.5	x	(83)%
Adjusted net debt/adjusted EBITDA	0.3	x	1.3	x	(77)%

(1)	Please refer to pages 14-15 for a summary of adjusting items during the trailing 12-months ended December 31, 2022 and December 31, 2021.
(2)	Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back share-based payments expense, acquisition-related costs, loss (gain) on disposition of property, plant and equipment, change in fair value of derivatives, non-recurring advisory, legal and restructuring costs which includes terminated and ongoing transaction costs, and excluding the effects of any non-recurring or unusual adjusting items.
(3)	Adjusted net debt is calculated by subtracting cash and cash equivalents from short and long-term debt.
(4)	Adjusted net debt/Adjusted EBITDA is calculated by dividing adjusted net debt by adjusted EBITDA.

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Adjusting items for the year ended December 31, 2022 were:

Recognized in the fourth quarter of 2022

●	$9.1 million share based payments expense.
●	$22.2 million of acquisition-related costs primarily relating to the proposed acquisition of IAA, and the share-based continuing employment costs for the acquisitions of Rouse and SmartEquip.
●	$8.2 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$0.9 million loss on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, partially offset by $0.3 million gain on disposition of property, plant and equipment in the quarter.
●	$0.2 million of non-recurring advisory, legal and restructuring costs relating to retention costs in connection with the restructuring of our information technology team during the year.

Recognized in the third quarter of 2022

●	$8.8 million share based payments expense.
●	$2.0 million of acquisition-related costs primarily relating to the share-based continuing employment costs for the acquisitions of Rouse and SmartEquip.
●	$8.2 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$0.9 million loss on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, partially offset by $0.3 million gain on disposition of property, plant and equipment in the quarter.
●	$1.5 million of non-recurring advisory, legal and restructuring costs, which include $1.1 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.3 million of severance and retention costs in connection with the restructuring of our information technology team during the first quarter of 2022 driven by our strategy to build a new digital technology platform, and $0.1 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the second quarter of 2022

●	$13.6 million share based payments expense.
●	$3.4 million of acquisition-related costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$8.4 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$1.2 million loss on disposition of property, plant and equipment and related costs includes a $1.3 million non-cash cost in the quarter relating to the adjustment made to recognize the Bolton property sale proceeds at fair value when calculating the $169.0 million gain on the Bolton property in the first quarter of 2022, and $0.1 million gain on disposition of property, plant and equipment in the quarter.
●	$9.7 million loss on redemption of the 2021 Notes and certain related interest expense includes (a) $4.8 million of loss on redemption of the 2021 Notes due to a difference between the reacquisition price of the 2021 Notes and the net carrying amount of the extinguished debt (primarily the write off of the unamortized debt issuance costs), (b) $0.7 million of deferred debt issuance costs written off due to the expiry of the undrawn $205.0 million DDTL Facility in the quarter, and (c) non-recurring interest expense of $4.2 million incurred in the quarter relating to the 2021 Notes, which were redeemed as a result of the discontinued Euro Auctions acquisition in April 2022.
●	$1.1 million of non-recurring advisory, legal and restructuring costs, which include $0.6 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.3 million of severance and retention costs in connection with the restructuring of our information technology team driven by our strategy to build a new digital technology platform, and $0.2 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the first quarter of 2022

●	$5.4 million share based payments expense.
●	$8.5 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$169.8 million gain recognized on the disposition of property, plant and equipment of which $169.1 million related to the sale of a property located in Bolton, Ontario.

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●	$9.6 million of acquisition-related costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$1.3 million gain due to the change in fair value of derivatives to manage exposure to foreign currency exchange rate fluctuations on the purchase consideration for the proposed acquisition of Euro Auctions.
●	$2.3 million of non-recurring advisory, legal and restructuring costs, which include $0.9 million related to severance and retention costs in connection with the restructuring of our information technology team driven by our strategy to build a new digital technology platform, $0.5 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.4 million of SOX remediation costs, and $0.6 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Adjusting items for the year ended December 31, 2021 were:

Recognized in the fourth quarter of 2021

●	$6.2 million share based payments expense.
●	$7.9 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet, SmartEquip, and Rouse.
●	$14.0 million of acquisition-related costs related to the proposed acquisition of Euro Auctions and the completed acquisitions of SmartEquip and Rouse.
●	$0.1 million gain recognized on the disposition of property, plant and equipment.
●	$1.3 million loss due to the change in fair value of derivatives to manage our exposure to foreign currency exchange rate fluctuations on the purchase consideration for the proposed acquisition of Euro Auctions.
●	$2.6 million of non-recurring advisory, legal and restructuring costs, which include $1.4 million of terminated and ongoing transaction and legal costs relating to mergers and acquisition activity, $0.7 million of SOX remediation costs relating to efforts to remediate the material weaknesses identified in 2020, and $0.5 million of advisory costs relating to a cybersecurity incident detected in the fourth quarter of 2021.

Recognized in the third quarter of 2021

●	$5.6 million share based payments expense.
●	$6.6 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$10.3 million of acquisition-related costs related to the acquisitions of Rouse, and SmartEquip and proposed acquisition of Euro Auctions.
●	$1.1 million gain recognized on the sale of a property in Denver, Colorado.
●	$0.7 million of non-recurring advisory, legal and restructuring costs related to SOX remediation costs relating to efforts to remediate the material weaknesses identified in 2020, which has been retrospectively applied to the third quarter of 2021.

Recognized in the second quarter of 2021

●	$7.5 million share based payments expense.
●	$6.8 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$3.0 million of acquisition-related costs related to the acquisition of Rouse.
●	$0.2 million gain recognized on the disposition of property, plant and equipment.
●	$0.2 million of non-recurring advisory, legal and restructuring costs related to SOX remediation costs relating to efforts to remediate the material weaknesses identified in 2020, which has been retrospectively applied to the second quarter of 2021.

Recognized in the first quarter of 2021

●	$3.8 million share based payments expense.
●	$6.6 million amortization of acquired intangible assets primarily from the acquisitions of Iron Planet and Rouse.
●	$2.9 million of acquisition-related costs related to the acquisition of Rouse.

No Offer or Solicitation

This news release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

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Important Additional Information and Where to Find It

In connection with the proposed IAA transaction, Ritchie Bros. filed with the SEC and applicable Canadian securities regulatory authorities a registration statement on Form S-4 to register the common shares of Ritchie Bros. to be issued in connection with the proposed IAA transaction on December 14, 2022 (the “Initial Registration Statement”), as amended by Amendment No. 1 and Amendment No. 2 to the Initial Registration Statement filed with the SEC and applicable Canadian securities regulatory authorities on February 1, 2023 and February 9, 2023, respectively (together with the Initial Registration Statement, the “Registration Statement”). The Registration Statement was declared effective by the SEC on February 10, 2023. The Registration Statement includes a joint proxy statement/prospectus which will be sent to the shareholders of Ritchie Bros. and stockholders of IAA seeking their approval of their respective transaction-related proposals. Each of Ritchie Bros. and IAA may also file other relevant documents with the SEC and/or applicable Canadian securities regulatory authorities regarding the proposed IAA transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Ritchie Bros. or IAA may file with the SEC and/or applicable Canadian securities regulatory authorities. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND APPLICABLE CANADIAN SECURITIES REGULATORY AUTHORITIES IN CONNECTION WITH THE PROPOSED IAA TRANSACTION OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT Ritchie Bros., IAA AND THE PROPOSED IAA TRANSACTION.

Investors and security holders may obtain copies of these documents (when they are available) free of charge through the website maintained by the SEC at www.sec.gov, SEDAR at www.sedar.com or from Ritchie Bros. at its website, investor.ritchiebros.com, or from IAA at its website, investors.iaai.com. Documents filed with the SEC and applicable Canadian securities regulatory authorities by Ritchie Bros. (when they are available) will be available free of charge by accessing the website of Ritchie Bros. at investor.ritchiebros.com under the heading Financials/SEC Filings, or, alternatively, by directing a request by telephone or mail to Ritchie Bros. at 9500 Glenlyon Parkway, Burnaby, BC, V5J 0C6, Canada, and documents filed with the SEC by IAA (when they are available) will be available free of charge by accessing IAA’s website at investors.iaai.com or by contacting IAA’s Investor Relations at investors@iaai.com.

Participants in the Solicitation

Ritchie Bros. and IAA, certain of their respective directors and executive officers and other members of management and employees, and Jeffrey C. Smith and potentially other Starboard employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Ritchie Bros. and IAA in respect of the proposed IAA transaction under the rules of the SEC. Information about the directors and executive officers of Ritchie Bros. is available in its definitive proxy statement on Schedule 14A for its 2022 Annual Meeting of Shareholders, which was filed with the SEC and applicable Canadian securities regulatory authorities on March 15, 2022, and certain of its Current Reports on Form 8-K. Information about IAA’s directors and executive officers is available in IAA’s definitive proxy statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2022, and certain of its Current Reports on Form 8-K. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, including information with respect to Mr. Smith, are contained or will be contained in the joint proxy statement/prospectus and other relevant materials filed or to be filed with the SEC and applicable Canadian securities regulatory authorities regarding the proposed IAA transaction when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Ritchie Bros. or IAA free of charge using the sources indicated above.

For further information, please contact:

Sameer Rathod | Vice President, Investor Relations and Market Intelligence

Phone: 1.510.381.7584 | Email: srathod@ritchiebros.com

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